Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-203388), and on Form S-8 (Nos. 333-211419, 333-204268, 333-204266, 333-194721, 333-194720, 333-183910, 333-183909, 333-68596, 333-74577, 333-32175 and 333-32173) of Bank of the Ozarks, Inc. of our report dated March 1, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Little Rock, Arkansas

March 1, 2017